UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2024

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 5, 2024, International Paper Company (the “Company”) published a supplementary prospectus (the “Second Supplementary Prospectus”) prepared in accordance with the Prospectus Regulation Rules of the U.K. Financial Conduct Authority (the “FCA”) made under Section 73A of the U.K. Financial Services and Markets Act 2000, as amended. The Second Supplementary Prospectus is supplemental to, and should be read in conjunction with, the prospectus previously published by the Company on September 11, 2024 (the “Original Prospectus”) and the first supplementary prospectus previously published by the Company on November 4, 2024 (the “First Supplementary Prospectus” and, the Original Prospectus as supplemented by the First Supplementary Prospectus and the Second Supplementary Prospectus, the “U.K. Prospectus”). The U.K. Prospectus relates to the admission of shares of common stock of the Company, par value $1.00 per share (the “Company Common Stock”), to the equity shares (international commercial companies secondary listing) category of the Official List of the FCA and to trading on the main market for listed securities of the London Stock Exchange in connection with the previously disclosed terms of a recommended offer by the Company to acquire the issued and to be issued share capital of DS Smith Plc, a public limited company incorporated in England and Wales in an all stock transaction (the “Acquisition”). The shareholders of the Company voted to approve the proposed issuance of new shares of Company Common Stock to the shareholders of DS Smith in connection with the Acquisition on October 11, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Dated: December 5, 2024

	By:	/s/ Joseph R. Saab
	Name:	Joseph R. Saab
	Title:	Senior Vice President, General Counsel and Corporate Secretary